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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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

                                                             STATE OF INCORPORATION
NAME                                                                                      ASSUMED NAMES
------------------------------------------------------     ---------------------------    ----------------------------------

Noble Component Technologies, Inc.*                                 Michigan
Monroe Engineering Products, Inc.                                   Michigan
Cass River Coatings, Inc.*                                          Michigan              Vassar Industries
Skandy Corp.                                                        Michigan
Utilase Production Process, Inc.                                    Michigan
Noble Metal Forming, Inc.                                           Michigan
Noble Metal Processing, Inc.                                        Michigan
Noble Land Holdings, Inc.                                           Michigan
Noble Canada, Inc.*                                             Ontario, Canada
Noble Canada II, Inc.*                                          Ontario, Canada
Tiercon Plastics, Inc.*                                         Ontario, Canada
Tiercon Coatings, Inc.*                                         Ontario, Canada
Noble Metal Processing-Midwest, Inc.                                Michigan
Noble Canada Holdings Limited*                                Nova Scotia, Canada
Noble Canada Holdings II Limited*                             Nova Scotia, Canada
Noble Components & Systems, Inc.                                    Michigan
Noble Technologies, Inc.                                            Michigan
Noble Metal Processing Canada, Inc.                             Ontario, Canada
Tiercon Industries, Inc.*                                       Ontario, Canada
Assured Transportation and Delivery, Inc.                          California
Central Transportation and Delivery, Inc.                           Delaware
Noble Logistics Services, Inc.                                      Michigan
DSI Holdings, Inc.                                                   Texas
Noble Holdings, Inc.                                                Michigan

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* Former subsidiaries of the Company which were disposed of in connection with the Tiercon Sale.